As filed with the Securities and Exchange Commission on October 25, 1996

                                                      1940 Act File No. 811-1207





                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM N-1A


                          REGISTRATION STATEMENT UNDER
                    THE INVESTMENT COMPANY ACT OF 1940      [ X ]



                             Amendment No. 20               [ X ]


                        THE EXCHANGE FUND OF BOSTON, INC.

               (Exact Name of Registrant as Specified in Charter)


                 24 Federal Street, Boston, Massachusetts 02110
                    (Address of Principal Executive Offices)


                                  617-482-8260
               (Registrant's Telephone Number including Area Code)



                               THOMAS OTIS, Clerk
                 24 Federal Street, Boston, Massachusetts 02110
                     (Name and address of agent for service)

                                     PART A

                      INFORMATION REQUIRED IN A PROSPECTUS

                  Responses to Items 1, 2, 3 and 5(a) have been omitted pursuant to Paragraph 4 of Instruction F of the General Instructions to Form N-1A.

Item 4.           General Description of Registrant


                  (a) (i) The Registrant is an open-end diversified management investment company organized on March 20, 1963, as a Massachusetts corporation. Shares of the Registrant are not currently offered for sale.

                  (ii) The investment objective of the Registrant is to achieve long-term, after-tax returns for its shareholders through investing in a diversified portfolio of equity securities. This objective is nonfundamental but the Directors intend to submit any proposed change which would be material to shareholders for approval.

                  The Registrant seeks to achieve its investment objective by investing in Tax-Managed Growth Portfolio (the "Portfolio") (File No. 811-7409). The investment objective of the Portfolio is identical to that of the Registrant but is fundamental and cannot be changed without approval of the holders of interests in the Portfolio. The Registrant and the Portfolio have the same fundamental investment policies and restrictions, and, therefore, the Registrant incorporates by reference the items identified herein of the Portfolio's Registration Statement under the Investment Company Act of 1940 (the "1940 Act") on Form N-1A as previously filed electronically with the Securities and Exchange Commission (the "Commission") on November 2, 1995 (Accession No. 0000898432-95-000362).

                  (b) and (c) The Registrant incorporates herein by reference the information pertaining to investment policies and risks set forth under Item 4 of the Registration Statement of the Portfolio.


Item 5.           Management of the Fund


                  (a) The Board of Directors has overall responsibility for management of the Registrant.

                  (b) and (c) The Registrant has had no investment adviser since June 30, 1996, and incorporates herein by reference the information set forth under Item 5 of the Registration Statement of the Portfolio regarding the Portfolio's investment adviser.

                  (d) Eaton Vance Management ("Eaton Vance" or "Administrator") acts as Administrator of the Registrant, but currently receives no compensation for providing administrative services to the Registrant. Under its agreement with the Registrant, Eaton Vance has been engaged to administer the Registrant's affairs, subject to the supervision of the Board of Trustees, and shall furnish for the use of the Registrant office space and all necessary office facilities, equipment and personnel for administering the affairs of the Registrant.

                  (e) The transfer and dividend disbursing agent is First Data Investor Services Group, P.O. Box 5123, Westborough, MA 01581-5123 (the "Transfer Agent").

                  (f) The Registrant's ratio of expenses to average net assets for the fiscal year ended June 30, 1996 was 0.78%.


                  (g) Not applicable

Item 6.           Capital Stock and Other Securities


                  (a)(i), (ii) and (iii) The Registrant has one class of stock, consisting of shares of common stock, par value $1.00 per share, all having equal voting rights. All shares participate equally in earnings, dividends and assets. Shares of the Registrant are fully paid, nonassessable and fully transferable and have no pre-emptive or conversion rights. In addition, whenever the Registrant as an investor in the Portfolio is requested to vote on matters pertaining to the Portfolio (other than the termination of the Portfolio's business, which may be determined by the Trustees of the Portfolio without investor approval), the Registrant will hold a meeting of shareholders and will vote its interest in the Portfolio for or against such matters proportionately to the instructions to vote for or against such matters received from shareholders. The Registrant shall vote shares for which it receives no voting instructions in the same proportion as the shares for which it receives voting instructions. Other investors in the Portfolio may alone or collectively acquire sufficient voting interests in the Portfolio to control matters relating to the operation of the Portfolio, which may require the Registrant to withdraw its investment in the Portfolio or take other appropriate action.


                  (b) Not applicable

                  (c) Not applicable

                  (d) Not applicable

                  (e) Shareholder   inquiries   should   be  forwarded   to  the
Registrant's office at 24 Federal Street, Boston, Massachusetts 02110.


                  (f) Dividends from net investment income are paid at least quarterly. These dividends are paid in shares of the Registrant computed at net asset value, subject to an option to each shareholder to elect to be paid in cash. Net realized long-term capital gains are retained by the Registrant.


                  (g)(i) Since the Registrant intends to distribute substantially all of its net investment income to shareholders, it is not expected that the Registrant will be required to pay any federal income taxes on such income. However, shareholders of the Registrant normally will have to pay federal income taxes and any state or local taxes, on the dividends from investment income.

         (ii) Since the Registrant retains any net realized long-term capital gain and pays the federal tax thereon on behalf of shareholders, the shareholder includes in his personal federal income tax return his proportionate share of such gains, takes a credit for the payment of taxes thereon and increases the tax cost basis of his shares by an amount equal to such gains less the taxes paid. Registrant provides each shareholder with information regarding the shareholder's federal income tax treatment of any undistributed realized long-term capital gain retained by Registrant.

         (iii) After the end of each calendar year, each shareholder receives information for tax purposes regarding the dividends paid during the year and the amount of dividends eligible for the dividends received exclusion for corporations.


                  (h) In addition to selling an interest to the Registrant, the Portfolio may sell interests to other affiliated and non-affiliated mutual funds or institutional investors. Such investors will invest in the Portfolio on the same terms and conditions and will pay a proportionate share of the Portfolio's expenses. However, the other investors investing in the Portfolio may be subject to different expenses than those of the Registrant. These differences may result in differences in returns experienced by investors in the various funds that invest in the Portfolio. Such differences in returns are also present in other mutual fund structures, including funds that have multiple classes of shares. Information regarding other pooled investment entities or funds which invest in the Portfolio may be obtained by contacting Eaton Vance Distributors, Inc., 24 Federal Street, Boston, MA 02110, (617) 482-8260. The Registrant may withdraw (completely redeem) all its assets from the Portfolio at any time if the Board of Directors of the Registrant determines that it is in the best interest of the Registrant to do so. In the event the Registrant withdraws all of its assets from the Portfolio, or the Board of Directors of the Registrant determines that the investment objective of the Portfolio is no longer consistent with the investment objective of the Registrant, such Directors would consider what action might be taken, including investing the assets of the Registrant in another pooled investment entity or retaining an investment adviser to manage the Registrant's assets in accordance with its investment objective. The Registrant's investment performance may be affected by a withdrawal of all its assets from the Portfolio.


Item 7.           Purchase of Securities Being Offered

                  Inapplicable. Registrant has not offered its shares for sale subsequent to its initial public offering in 1963.

Item 8.           Redemption or Repurchase of Registrant's Shares


                  A shareholder has the right to redeem fund shares by delivering to the Transfer Agent during its business hours a written request in good order plus any share certificates, or stock powers if no certificates have been issued. Redemption will be made at the net asset value next computed after such delivery. Good order means that all relevant documents must be endorsed by the record owner(s) exactly as the shares are registered and the signature(s) must be guaranteed by a member of either the Securities Transfer Association's STAMP program or the New York Stock Exchange's Medallion Signature Program, or certain banks, savings and loan institutions, credit unions, securities dealers, securities exchanges, clearing agencies and registered securities associations as required by a regulation of the Securities and Exchange Commission and acceptable to the Transfer Agent. In addition, in some cases, good order may require the furnishing of additional documentation if shares are registered in the name of a corporation, partnership or fiduciary. Payment will be made within seven days of the receipt of the aforementioned documents.

                  In addition to the redemption of shares in the manner described above, the Registrant, for the convenience of its shareholders, has authorized Eaton Vance to act as its agent in the repurchase of shares. Eaton Vance will normally accept orders to repurchase shares by wire or telephone from investment dealers for their customers at the net asset value next computed after receipt of the order by the dealer if such order is received by Eaton Vance prior to its close of business that day. It is the dealer's responsibility to transmit promptly the repurchase order to Eaton Vance. These repurchase arrangements do not involve a charge to the shareholder by either the Registrant or its agent; however, investment dealers may make a charge to the shareholder. Payment will be made within seven days of the receipt of an order to repurchase provided that the certificates, or a stock power if no certificates have been issued, have been delivered to the Transfer Agent in good order as described above.

                  The Registrant reserves the right to pay the redemption or repurchase price in whole or in part by a distribution of portfolio securities in lieu of cash if, in the opinion of management, it seems advisable to do so; normally, when the redemption or repurchase price equals or exceeds $2,500 portfolio securities will be used by the Registrant. Any portfolio securities so distributed will be valued at the figure at which they were appraised in computing the net asset value of Registrant's shares. If the portfolio securities so distributed are sold by the redeeming shareholder he will incur brokerage commissions or other transaction costs in connection with such sale.

                  The right to redeem shares of the Registrant can be suspended and the payment of the redemption price deferred when the Exchange is closed (other than for customary weekend and holiday closings), during periods when trading on the Exchange is restricted as determined by the Commission, or during any emergency as determined by the Commission which makes it impracticable for the Portfolio or the Registrant to dispose of its securities or value its assets, or during any other period permitted by order of the Commission for the protection of investors.

                  The Registrant values its shares once on each day the New York Stock Exchange (the "Exchange") is open for trading, as of the close of regular trading on the Exchange (normally 4:00 p.m. New York time). The Registrant's net asset value per share is determined by its custodian, Investors Bank & Trust Company ("IBT"), (as agent for the Registrant) in the manner authorized by the Trustees of the Trust. Net asset value is computed by dividing the value of the Registrant's total assets, less its liabilities, by the number of Registrant shares outstanding. Because the Registrant invests its assets in an interest in the Portfolio, the Registrant's net asset value will reflect the value of its interest in the Portfolio (which, in turn, reflects the underlying value of the Portfolio's assets and liabilities).

                  The Portfolio's net asset value is also determined as of the close of regular trading on the Exchange by IBT (as custodian and agent for the Portfolio) based on market or fair value in the manner authorized by the Trustees of the Portfolio. Net asset value is computed by subtracting the liabilities of the Portfolio from the value of its total assets. Securities listed on securities exchanges or in the NASDAQ National Market are valued at closing sales prices.


Item 9.           Pending Legal Proceedings

                  Not applicable

                                     PART B

          INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

Item 10.          Cover Page

                  Inapplicable

Item 11.          Table of Contents

                  Inapplicable

Item 12.          General Information and History


                  Up to June 30, 1996, the Registrant invested in a portfolio of securities. Since then, it has invested its assets in the Portfolio. The Declaration of Trust of the Portfolio provides that the Portfolio will terminate 120 days after the complete withdrawal of the Registrant or any other investor in the Portfolio, unless either the remaining investors, by a majority vote at a meeting of such investors, or a majority of the Trustees of the Portfolio, by written instrument consented to by a majority of its investors, agree to continue the business of the Portfolio. This provision is consistent with treatment of the Portfolio as a partnership for federal income tax purposes.


Item 13.          Investment Objectives and Policies


                  (a) - (b) The Registrant incorporates herein by reference the information set forth under Item 13 of the Registration Statement of the Portfolio.

                  (c) The Registrant and the Portfolio have adopted the following investment policies which may be changed without investor approval. Neither the Registrant nor the Portfolio may invest more than 15% of its net assets in investments which are not readily marketable, including restricted securities and repurchase agreements with a maturity longer than seven days. Restricted securities for the purposes of this limitation do not include securities eligible for resale pursuant to Rule 144A under the Securities Act of 1933 and commercial paper issued pursuant to Section 4(2) of said Act that the Board of Directors of the Registrant or the Board of Trustees of the Portfolio, or its delegate, determines to be liquid. Neither the Registrant nor the Portfolio will sell or contract to sell any security which it does not own unless by virtue of its ownership of other securities it has at the time of sale a right to obtain securities equivalent in kind and amount to the securities sold and provided that if such right is conditional the sale is made upon the same conditions. Neither the Registrant nor the Portfolio will invest for the purpose of exercising control or management of other companies. Neither the Registrant nor the Portfolio will purchase or retain in its portfolio any securities issued by an issuer any of whose officers, directors, trustees or security holders is an officer or Director or Trustee of the Registrant or the Portfolio or is a member, officer, director or trustee of the Investment Adviser of the Portfolio, if after the purchase of the securities of such issuer by the Registrant or the Portfolio one or more of such persons owns beneficially more than 1/2 of 1% of the shares or securities or both (all taken at market value) of such issuer and such persons owning more than 1/2 of 1% of such shares or securities together own beneficially more than 5% of such shares or securities or both (all taken at market value). Neither the Registrant nor the Portfolio will purchase an option on any security if, after such transaction, more than 5% of its net assets, as measured by the aggregate of all premiums paid for all such options held by the Registrant or the Portfolio, would be so invested.


                  (d) Inapplicable.

Item 14.          Management of the Fund


                  The Directors and officers of the Registrant and the Trustees and officers of the Portfolio are listed below. Except as indicated, each individual has held the office shown or other offices in the same company for the last five years. Unless otherwise noted, the business address of each Director/Trustee and officer is 24 Federal Street, Boston, Massachusetts, 02110, which is also the address of the Portfolio's investment advisor, Boston Management and Research ("BMR"), a wholly-owned subsidiary of Eaton Vance Management ("Eaton Vance"); Eaton Vance's parent, Eaton Vance Corp. ("EVC"); and of Eaton Vance's and BMR's Trustee, Eaton Vance, Inc. ("EV"). Eaton Vance and EV are both wholly-owned subsidiaries of EVC. The Director/Trustee who is an "interested person" of the Registrant, Eaton Vance, BMR, EVC, or EV as defined in the 1940 Act, by virtue of his affiliation with or stockholdings of any one or more of, the registrant, Eaton Vance, BMR, EVC or EV is indicated by an asterisk(*). All of the officers, Directors/Trustees listed below are also officers, Directors or Trustees of various investment companies managed by Eaton Vance or BMR.

         (1)                        (2)                   (3)

                               Position Held
                               with Registrant/    Principal Occupations
Name (Age) and Address         Portfolio           during Past 5 Years
----------------------         ---------           -------------------

Landon T. Clay(70)*           President &          Chairman of the Board and
                              Director/Trustee     Director of EVC and EV;
                                                   Chairman, Eaton Vance
                                                   and BMR.

Donald R. Dwight(65)          Director/Trustee     President Dwight Partners,
Clover Mill Lane                                   Inc. (since 1988) (a
                                                   Lyme, New Hampshire 03468
                                                   corporate relations and
                                                   communications  company;)
                                                   Chairman of the Board of
                                                   Newspapers of New England,
                                                   Inc. (since 1983).

Samuel L. Hayes, III(61)      Director/Trustee     Jacob H. Schiff Professor
Harvard Graduate School of                         of Investment Banking,
Business Administration                            Harvard University Graduate
Soldiers Field Road                                School of Business
Boston, Massachusetts 02163                        Administration.

Norton H. Reamer (61)         Director/Trustee     President and Director,
One International Place                            United Asset Management
Boston, Massachusetts 02110                        Corporation, (a holding,
                                                   company owning institutional
                                                   investment management firms;
                                                   Chairman,  President and
                                                   Director, UAM Funds
                                                   (mutual funds).

John L. Thorndike (69)        Director/Trustee     Director, Fiduciary Company
175 Federal Street                                 Incorporated.
Boston, Massachusetts 02110

Jack L. Treynor (66)          Director/Trustee     Investment Adviser and
504 Via Almar                                      Consultant.
Palos Verdes Estates,
California 90274

James B. Hawkes(54)           Vice President       Executive Vice President
                                                   and Director, EVC and EV;
                                                   Executive Vice President of
                                                   Eaton Vance and BMR.

Duncan W. Richardson(38)      Vice President of    Vice President, Eaton Vance,
                              the Portfolio        EV and BMR.

Thomas Otis(65)               Clerk                Vice President and Secretary,
                                                   EVC, Eaton Vance, EV and BMR.

James L. O'Connor(51)         Treasurer            Vice President, Eaton
                                                   Vance, EV and BMR.

Janet E. Sanders(60)          Assistant Treasurer  Vice President, Eaton Vance,
                              & Assistant Clerk/   EV and BMR.
                              Assistant Secretary

M. Katherine Kreider(35)      Assistant Treasurer  Assistant Vice President,
                              (since 2/21/96)      Eaton Vance, BMR and EV
                                                   (since 2/5/96);  Senior Audit
                                                   Manager and Audit Manager
                                                   Financial  Services Industry
                                                   Practice with Deloitte &
                                                   Touche LLP (1987 to 1996).

A. John Murphy (33)           Assistant Clerk/     Assistant Vice President,
                              Assistant Secretary  Eaton Vance, BMR and EV
                              (since 3/27/95)      (since 3/1/94); employee of
                                                   Eaton Vance (since March
                                                   1993); State Regulations
                                                   Supervisor, The Boston
                                                   Company (1991-1993);
                                                   Registration Specialist,
                                                   Fidelity Management &
                                                   Research Co. (1986-1991).

Eric G. Woodbury (39)         Assistant Clerk/     Vice President of Eaton
                              Assistant Secretary  Vance, BMR and EV and
                              (since 6/19/95)      employee of Eaton Vance
                                                   (since February,1993);
                                                   formerly, associate attorney
                                                   at Dechert, Price & Rhoads
                                                   and Gaston & Snow.


                  Messrs. Hayes (Chairman), Reamer and Thorndike are members of the Special Committee of the Board of Directors of the Registrant and Trustees of the Portfolio. The purpose of the Special Committee is to consider, evaluate and make recommendations to the full Board concerning (i) all contractual arrangements with service providers to the Registrant, including administrative services, transfer agency, custodial and fund accounting and distribution services, and (ii) all other matters in which Eaton Vance or its affiliates has any actual or potential conflict of interest with the Registrant or its shareholders.

                  The Nominating Committee is comprised of four Board members who are not "interested persons" as that term is defined under the Investment Company Act of 1940 ("noninterested Directors/Trustees"). The Committee has four-year staggered terms, with one member rotating off the Committee to be replaced by another noninterested Director of the Registrant. The purpose of the Committee is to recommend to the Board nominees for the position of noninterested Director/Trustee and to assure that at least a majority of the Board is independent of Eaton Vance and its affiliates.

                  Messrs. Treynor (Chairman) and Dwight are members of the Audit Committee of the Board of Directors of the Registrant and the Trustees of the Portfolio. The Audit Committee's functions include making recommendations to the Board regarding the selection of the independent public accountants, and reviewing with such accountants and the Treasurer of the Registrant and the Portfolio matters relative to trading and brokerage policies and practices, accounting and auditing practices and procedures, accounting records, internal accounting controls, and the functions performed by the custodian, transfer agent and dividend disbursing agent of the Registrant and the Portfolio.

                  (c) The fees and expenses of those Directors of the Registrant and Trustees of the Portfolio who are not members of the Eaton Vance organization (noninterested Directors/Trustees) are paid by the Registrant and the Portfolio respectively. (The Directors of the Registrant and Trustees of the Portfolio who are members of the Eaton Vance organization receive no compensation from the Registrant or the Portfolio.)

                  Trustees of the  Portfolio  that are not  affiliated  with the investment adviser, BMR, may elect to defer receipt of all or a percentage of their annual fees in accordance with the terms of a Trustees Deferred Compensation Plan (the "Plan"). Under the Plan, an eligible Trustee may elect to have his deferred fees invested by the Portfolio in the shares of one or more funds in the Eaton Vance Family of Funds, and the amount paid to the Trustees under the Plan will be determined based upon the performance of such investments. Deferral of Trustees' fees in accordance with the Plan will have a negligible effect on the Portfolio's assets, liabilities, and net income, and will not obligate the Portfolio to retain the services of any Trustee or obligate the Portfolio to pay any particular level of compensation to the Trustee. Neither the Registrant nor the Portfolio has a retirement plan for its Directors/Trustees.

                  During the Registrant's fiscal year ended June 30, 1996, the noninterested Directors of the Registrant earned the following compensation in their capacities as Directors from the Registrant, and during the twelve month period ended June 30, 1996 as Directors and/or Trustees from all funds in the Eaton Vance fund complex(1)

                                                             Total Compensation
                                            Aggregate        from Registrant and
                  Name                      from Registrant  Fund Complex

                  Donald R. Dwight          $ 1,130(2)        $140,000(4)

                  Samuel L. Hayes, III         1,300(3)        157,500(5)

                  Norton H. Reamer             1,268           140,000

                  John L. Thorndike            1,347           145,000

                  Jack L. Treynor              1,274           145,000


(1) The Eaton Vance fund complex consists of 218 registered investment companies or series thereof.
(2)      Includes $423 of deferred compensation.
(3)      Includes $445 of deferred compensation.
(4)      Includes $35,000 of deferred compensation.
(5)      Includes $33,750 of deferred compensation.



Item 15.          Control Persons and Principal Holders of Securities

                  (a)  Not applicable

                  (b) To the knowledge of the Registrant no person of record or beneficially owns more than 5% of its stock.

                  (c) The Directors and offiers of the Registrant own none of its stock.

Item 16.          Investment Advisory and Other Services


                  (a) - (c) The Registrant incorporates the information set forth under Item 16 of the Registration Statement of the Portfolio herein by reference.

                  The management fees paid by the Registrant for the fiscal years ended June 30, 1996, 1995 and 1994 were $482,131, $402,696 and $410,280, respectively.


                  (d) - (g) Not applicable.


                  (h) and (i) Investors Bank & Trust Company ("IBT"), 89 South Street, Boston, Massachusetts, acts as custodian for the Registrant and the Portfolio. IBT has custody of all cash and securities representing the Registrant's interest in the Portfolio, has custody of all the Portfolio's assets, maintains the general ledger of the Portfolio and the Registrant and computes the daily net asset value of interests in the Portfolio and the net asset value of shares of the Registrant. In such capacity it attends to details in connection with the sale, exchange, substitution, transfer or other dealings with the Portfolio's investments, receives and disburses all funds, and performs various other ministerial duties upon receipt of proper instructions from the Registrant and the Portfolio. IBT charges fees which are competitive within the industry. A portion of the fee relates to custody, bookkeeping and valuation services and is based upon a percentage of the Registrant's and the Portfolio's net assets and a portion of the fee relates to activity charges, primarily the number of portfolio transactions. These fees are then reduced by a credit for cash balances of the particular investment company at the custodian equal to 75% of the 91-day, U.S. Treasury Bill auction rate applied to the particular investment company's average daily collected balances for the week. Landon T. Clay, a Director of EVC and an officer, Trustee or Director of other members of the Eaton Vance organization, owns approximately 13% of the voting stock of Investors Financial Services Corp., the holding company parent of IBT. In view of Mr. Clay's interest in IBT, the Registrant is treated as a self-custodian pursuant to Rule 17f-2 under the Investment Company Act of 1940, and the Registrant's investments held by IBT as custodian's are thus subject to the additional examinations by the Registrant's independent certified public accountants as called for by such Rule. For the fiscal year ended June 30, 1996, the Registrant paid IBT $42,436.

                  IBT also provides services in connection with the preparaton of shareholder reports and the electronic filing of such reports with the Securities and Exchange Commission, for which it receives a separate fee.


                  Deloitte & Touche LLP, 125 Summer Street, Boston, Massachusetts are the independent certified public accountants for the Registrant. As such they provide customary professional services in connection with the audit function for a management investment company, including services leading to the expression of an opinion on the financial statements in the annual report to shareholders and preparation of the Registrant's federal and state tax returns.

Item 17.          Brokerage Allocation and Other Practices


                  (a) - (e) The Registrant incorporates the information set forth under Item 17 of the Registration Statement of the Portfolio herein by reference.

                  During the Registrant's fiscal years ended June 30, 1996, 1995 and 1994, the Registrant paid brokerage commissions of $5,700, $6,150 and
$14,645, respectively, on portfolio security transactions. Of the total brokerage commission of $5,700, $6,150 and $14,645, respectively, paid during the fiscal years ended June 30, 1996, 1995 and 1994, approximately $5,700, $2,400 and $12,345, respectively, was paid in respect of portfolio security transactions aggregating approximately $3,811,802, $1,642,049 and $5,743,275, respectively, to firms which provided some research services to Eaton Vance (although many of such firms may have been selected in any particular transaction primarily because of their execution capabilities).


Item 18.          Capital Stock and Other Securities


                  (a) The Registrant has one class of securities, i.e., shares of common stock of the par value of $1.00 each, all of one class and all having equal voting rights. Shareholders are entitled to dividends when and as declared by the Board of Directors, and to participate equally in any liquidation or dissolution of the Registrant. Shares when issued will be fully paid and nonassessable and fully transferable. Shares have no pre-emptive, subscription or conversion rights. There are no sinking fund provisions.

         The rights of the holders of the Common Stock may be modified by a vote of the holders of not less than a majority of the outstanding voting securities (as that term is defined in the Investment Company Act of 1940).

                  In accordance with the Declaration of Trust of the Portfolio, there will normally be no meetings of the investors for the purpose of electing Trustees unless and until such time as less than a majority of the Trustees holding office have been elected by investors. In such an event the Trustees of the Portfolio then in office will call an investors' meeting for the election of Trustees. Except for the foregoing circumstances and unless removed by action of the investors in accordance with the Portfolio's Declaration of Trust, the Trustees shall continue to hold office and may appoint successor Trustees.

                  The Declaration of Trust of the Portfolio provides that no person shall serve as a Trustee if investors holding two-thirds of the outstanding interest have removed him from that office either by a written declaration filed with the Portfolio's custodian or by votes cast at a meeting called for that purpose. The Declaration of Trust further provides that under certain circumstances the investors may call a meeting to remove a Trustee and that the Portfolio is required to provide assistance in communicating with investors about such a meeting.

                  (b)  Not applicable


Item 19.          Purchase, Redemption and Pricing of Securities Being Offered

                  (a) Subsequent to its initial public offering in 1963, the Registrant has not offered its shares for sale.


                  (b) The net asset value of the Portfolio and of shares of the Registrant is determined by IBT (as agent and custodian for the Registrant and the Portfolio) in the manner described in Item 8 above. The Registrant and Portfolio will be closed for business and will not price their shares on the following business holidays: New Year's Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.

                  With respect to valuation of the Portfolio's holdings, the Registrant incorporates herein by reference the information set forth under Item 19 of the Registration Statement of the Portfolio.

                  Each investor in the Portfolio, including the Registrant, may add to or reduce its investment in the Portfolio on each day the New York Stock Exchange (the "Exchange") is open for trading ("Portfolio Business Day") as of the close of regular trading on the Exchange (the "Portfolio Valuation Time"). The value of each investor's interest in the Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, determined on the prior Portfolio Business Day, which represents that investor's share of the aggregate interests in the Portfolio on such prior day. Any additions or withdrawals for the current Portfolio Business Day will then be recorded. Each investor's percentage of the aggregate interest in the Portfolio will then be recomputed as a percentage equal to a fraction (i) the numerator of which is the value of such investor's investment in the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, that amount of any additions to or withdrawals from the investor's investment in the Portfolio on the current Portfolio Business Day and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of the Portfolio Valuation Time on the prior Portfolio Business Day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investment in the Portfolio on the current Portfolio Business Day by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor's interest in the Portfolio for the current Portfolio Business Day.


                  (c)  Not applicable

Item 20.          Tax Status


                  Under the provisions of Subchapter M of the Internal Revenue Code, an investment company, such as the Registrant, which distributes to its shareholders for any year substantially all of its net investment income pays no federal income or excise taxes on such income as to that year. The Registrant met the requirements of Subchapter M for the taxable year ended June 30, 1996 and intends to meet such requirement for the taxable year ending October 31, 1996.

                  Accordingly, the Registrant intends to satisfy certain requirements relating to sources of its income and diversification of its assets and to distribute all of its net investment income in accordance with the timing requirements imposed by the Code, so as to avoid any federal income or excise tax on such income. The Registrant's treatment of net realized long-term capital gains is discussed below. Because the Registrant invests its assets in the Portfolio, the Portfolio normally must satisfy the applicable source of income and diversification requirements in order for the Registrant to satisfy them. The Portfolio will allocate at least annually among its investors, including the Registrant, each investor's distributive share of the Portfolio's net investment income and any other items of income, gain, loss, deduction or credit (other than net realized long-term capital gain which is discussed below). The Portfolio will make allocations to the Registrant in accordance with the Code and applicable regulations and will make moneys available for withdrawal at appropriate times and in sufficient amounts to enable the Registrant to satisfy the tax distribution requirements that apply to the Registrant and that must be satisfied in order to avoid federal income and/or excise tax on the Registrant. For purposes of applying the requirements of the Code regarding qualification as a RIC, the Registrant will be deemed (i) to own its proportionate share of each of the assets of the Portfolio and (ii) to be entitled to the gross income of the Portfolio attributable to such share.

                  Allocated net realized long-term capital gains are normally retained by the Registrant, and the Registrant pays the federal tax thereon. When this is done, the shareholder includes in his personal income tax return his proportionate share of such gains, takes a credit for the payment of taxes thereon, and increases the tax cost basis of his shares by an amount equal to such gains less the taxes paid. Due to regulations imposed by the Internal Revenue Service the Registrant is required to distribute net realized long-term capital gains (computed on the basis of the one-year period ending on October 31 of such year) and 100% of any income from the present year that was not paid out during such year and on which the Registrant was not taxed. The Registrant therefore reserves the right to distribute such capital gains when required. Certain distributions, if declared in October, November or December and paid the following January, will be taxed to shareholders as if received on December 31 of the year in which they are declared.

                  In order to avoid federal excise tax, the Code requires that the Registrant distribute (or be deemed to have distributed) by December 31 of each calendar year at least 98% of its ordinary income (not including tax-exempt income) for such year, at least 98% of the excess of its realized capital gains over its realized capital losses, generally computed on the basis of the one-year period ending on October 31 of such year, after reduction by any available capital loss carryforwards, and 100% of any income and capital gains from the prior year (as previously computed) that was not paid out during such year and on which the Registrant was not taxed. Further, under current law, provided that the Registrant qualifies as a RIC for federal income tax purposes and the Portfolio is treated as a partnership for Massachusetts and federal tax purposes, neither the Registrant nor the Portfolio is liable for any income, corporate excise or franchise tax in the Commonwealth of Massachusetts.

                  Foreign exchange gains and losses realized by the Portfolio and allocated to the Registrant in connection with the Portfolio's investments in foreign securities and certain options, futures or forward contracts or foreign currency may be treated as ordinary income and losses under special tax rules. Certain options, futures or forward contracts of the Portfolio may be required to be marked to market (i.e., treated as if closed out) on the last day of each taxable year, and any gain or loss realized with respect to these contracts may be required to be treated as 60% long-term and 40% short-term gain or loss. Positions of the Portfolio in securities and offsetting options, swaps, futures or forward contracts may be treated as "straddles" and be subject to other special rules that may, upon allocation of the Portfolio's income, gain or loss to the Registrant, affect the amount, timing and character of the Registrant's distributions to shareholders. Certain uses of foreign currency and foreign currency derivatives such as options, futures, forward contracts and swaps and investment by the Portfolio in certain "passive foreign investment companies" may be limited or a tax election may be made, if available, in order to preserve the Registrant's qualification as a RIC or avoid imposition of a tax on the Registrant.

                  The Portfolio will allocate at least annually to the Registrant and its other investors their respective distributive shares of any net investment income and net capital gains (except as described above) which have been recognized for federal income tax purposes (including unrealized gains at the end of the Portfolio's fiscal year on certain options and futures transactions that are required to be marked-to-market). Such amounts will be distributed by the Registrant to its shareholders in cash or additional shares, as they elect. Shareholders of the Registrant will be advised of the nature of the distributions.

                  Certain investors in the Portfolio, including the Registrant and other RICs, have acquired interests in the Portfolio by contributing securities. Due to tax considerations, during the first five years following the contribution of securities to the Portfolio by an investor, such securities will not be distributed to any investor other than the investor who contributed those securities. Investors who acquire an interest in the Portfolio by contributing securities and who redeem that interest within five years thereafter will generally receive back one or more of the securities they contributed. In partial redemptions by such investors during this period, the Portfolio will attempt to accommodate requests to distribute initially those contributed securities and share lots with the highest cost basis.

                  The Portfolio has significant holdings of highly appreciated securities that were contributed to the Portfolio by investors other than the Registrant. If such securities were to be sold, the resulting capital gain would be allocated disproportionately among the Portfolio's investors, with the result that the Registrant would not be subject to taxation on any gain arising prior to the contribution of the securities by other investors to the Portfolio. If any appreciated securities contributed to the Portfolio by the Registrant are sold, the resulting capital gain attributable to the period prior to the Registrant's investment in the Portfolio would be allocated to the Registrant. Such precontribution gain equalled $66,257,994 on net assets of $82,497,107.

                  Amounts paid by the Registrant to individuals and certain other shareholders who have not provided the Registrant with their correct taxpayer identification number and certain required certifications, as well as shareholders with respect to whom the Registrant has received notification from the Internal Revenue Service or a broker, may be subject to "backup" withholding of federal income tax from the Registrant's dividends and distributions and the proceeds of redemptions (including repurchases and exchanges) at a rate of 31%. An individual's taxpayer identification number is generally his or her social security number.

                  Non-resident alien individuals and certain foreign corporations and other foreign entities generally will be subject to a U.S. withholding tax at a rate of 30% on the Registrant's distributions from its ordinary income and the excess of its net short-term capital gain over its net long-term capital loss, unless the tax is reduced or eliminated by an applicable tax treaty. Distributions from the excess of the Registrant's net long-term capital gain over its net short-term capital loss received by such shareholders and any gain from the sale or other disposition of shares of the Registrant generally will not be subject to U.S. Federal income taxation, provided that non-resident alien status has been certified by the shareholder. Different U.S. tax consequences may result if the shareholder is engaged in a trade or business in the United States, is present in the United States for a sufficient period of time during a taxable year to be treated as a U.S. resident, or fails to provide any required certifications regarding status as a non-resident alien investor. Foreign shareholders should consult their tax advisers regarding the U.S. and foreign tax consequences of an investment in the Registrant.


                  Shareholders should consult their own tax advisers with respect to these or other special tax rules that may apply in their particular situations, as well as the state, local or foreign tax consequences of investing in the Registrant.

Item 21.          Underwriters

                  Not applicable, inasmuch as Registrant does not make a continuous offering of its shares.

Item 22.          Calculation of Performance Data

                  Not applicable

Item 23.          Financial Statements


                  Registrant incorporates by reference the audited financial information for the Registrant contained in the Registrant's shareholder report for the year ended June 30, 1996 as previously filed electronically with the Securities and Exchange Commission on August 14, 1996 (Accession Number:
0000950156-96-000644).

                                     PART C

                                OTHER INFORMATION

Item 24.          Financial Statements and Exhibits


(a) INCLUDED IN ITEM 23 OF THE REGISTRANT'S STATEMENT OF ADDITIONAL INFORMATION (Form N-1A, Part B): INCORPORATED BY REFERENCE TO ANNUAL REPORT FOR THE EXCHANGE FUND OF BOSTON, INC., DATED JUNE 30, 1996, FILED ELECTRONICALLY ON AUGUST 14, 1996 WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO SECTION 30(b)(2) OF THE INVESTMENT COMPANY ACT OF 1940 (Accession No. 0000950156-96-000644) Which contains the following:

         Portfolio of Investments, June 30, 1996
         Statement of Assets and Liabilities, June 30, 1996
         Statement of Operations For The Year Ended June 30, 1996
         Statement of Changes In Net Assets For Each of The Two Years In The Year Ended June 30, 1996
         Financial Highlights For Each of The Five Years In the Year Ended June 30, 1996


         Notes to Financial Statements
         Independent Auditors' Report dated July 31, 1996


         INCORPORATED BY REFERENCE TO ANNUAL REPORT, DATED JUNE 30, 1991, FILED PURSUANT TO SECTION 30(b)(2) OF THE INVESTMENT COMPANY ACT OF 1940:


         (a) Supplementary Information For Each of The Five Years Ended June 30, 1991.

(b)      Exhibits:


         (1)(a)   Articles of Organization          Filed herewith.
                  incorporating all amendments
                  to date and currently in effect

            (b)   Articles of Amendment dated       Filed herewith.
                  June 4, 1996

         (2)(a)   By-Laws incorporating all         Filed as Exhibit (2(a) to
                  amendments through                Post-Effective Amendment No.
                  September 27, 1983 and            19 to the Registration
                  currently in effect               Statement and incorporated
                                                    herein by reference.

            (b)   Amendment to By-Laws dated        Filed herewith.
                  September 21, 1995

            (c)   Amendment to By-Laws dated        Filed herewith.
                  June 4, 1996


         (3)      Not Applicable


         (4)      Not applicable

         (5)      Not applicable


         (6)      Not Applicable

         (7)      The Securities and Exchange
                  Commission has granted the
                  Registrant an exemptive order
                  that permits the Registrant to
                  enter into deferred compensation
                  arrangements with its independent
                  Directors.  See in the Matter of
                  Capital Exchange Fund, Inc., Release
                  No. IC-20671 (November 1, 1994)


         (8)(a)   Custodian Agreement dated         Filed herewith.
                  December 17, 1990

            (b)   Amendment to Custodian            Filed herewith.
                  Agreement dated October 23,
                  1995

         (9)      Administrative Services           Filed herewith.
                  Agreement Eaton Vance Management
                  dated July 1, 1996


         (10)     Legal Opinion of Gaston,          Filed as Exhibit No. 9C to
                  Snow, Motley & Holt, dated        Amendment No. 4 to
                  August 2, 1963                    Registration Statement on
                                                    Form S-5, File No. 2-21222
                                                    and incorporated herein
                                                    by reference.
         (11)     Not Applicable
         (12)     Not Applicable
         (13)     Not Applicable
         (14)     Not Applicable
         (15)     Not Applicable
         (16)     Not Applicable

Item 25.          Persons Controlled by or under Common Control with Registrant

                  Not Applicable

Item 26.          Number of Holders of Securities

                      (1)                                 (2)

                                                     Number of Record
                  Title of Class                        Holders


                  Capital Stock                           260
                  $1.00 par value               as of September 30, 1996



Item 27.          Indemnification

                  Registrant's Articles of Organization contain the following provision with respect to indemnification of Directors and officers:

"(a) Subject to the exceptions and limitations contained in paragraph (b), below:

         (i) every person who is, or has been, a director or officer of the Corporation shall be indemnified by the Corporation to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a director or officer and against amounts paid or incurred by him in the settlement thereof;

         (ii) the words 'claim', 'action', 'suit', or 'proceeding' shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, whether or not based on any act or omission antedating adoption of this Article XIV; and words 'liability' and 'expenses' shall include, without limitation, attorneys' fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)  No indemnification shall be provided hereunder to a director or officer:

         (i) against any liability to the Corporation or its shareholders by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office;

         (ii) with respect to any matter as to which he shall have been finally adjudicated not to have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation;

         (iii) in the event of a settlement unless there has been a determination that such director or officer did not engage in wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office,

                  (A) by the court or other body approving the settlement; or

                  (B) by vote of a majority of the outstanding shares of the Corporation not including any shares owned by any affiliated person (as defined in Section 2 (a) (3) of the Investment Company Act of 1940) of the Corporation; or

                  (C) by vote of two-thirds (2/3) of those members of the Board of Directors of the Corporation, constituting at least a majority of such Board, who are not themselves involved in the claim, action, suit or proceeding; or

                  (D) by written opinion of independent counsel,

         provided,  however,  that any  shareholder  may, by  appropriate  legal
         proceedings,   challenge  any  such   determination  by  the  Board  of
         Directors, or by independent counsel.

(c) The rights of indemnification herein provided may be insured against by policies maintained by the Corporation, shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained herein shall affect any rights to indemnification to which corporate personnel other than directors and officers may be entitled by contract or otherwise under law.

(d) Expenses of preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in paragraph (a) of this Article XIV may be advanced by the Corporation prior to final disposition thereof upon receipt of an undertaking by or on behalf of the recipient, guaranteed by a surety bond issued by an insurance company qualified to do business in the Commonwealth of Massachusetts, to repay such amount if it is ultimately determined that he is not entitled to indemnification under this Article XIV."

         The Massachusetts Business Corporation Laws Section 67 "Indemnification
of  officers   and   directors",   of  Chapter  156B  of  the  General  Laws  of
Massachusetts) provides as follows:

         "Indemnification of directors and officers, employees and other agents of a corporation, and persons who serve at its request as directors, officers, employees or other agents of another organization, or who serve at its request in any capacity with respect to any employee benefit plan, may be provided by it to whatever extent shall be specified in or authorized by (i) the articles of organization or (ii) a by-law adopted by the stockholders or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or by-laws otherwise require, indemnification of any persons referred to in the preceding sentence who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification under this section which undertaking may be accepted without reference to the financial ability of such person to make repayment. Any such indemnification may be provided although the person to be indemnified is no longer an officer, director, employee or agent of the corporation or of such other organization no longer serves with respect to any such employee benefit plan.

         No indemnification shall be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation or to the extent that such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan.

         The absence of any express provision for indemnification shall not limit any right of indemnification existing independently of this section.

         A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization or with respect to any employee benefit plan, against any liability incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liability."

         So long as the position of the Division of Investment Management of the Securities and Exchange Commission with respect to indemnification of officers and directors as set forth in Release No. IC-11330 dated September 2, 1980 remains in effect, the Registrant undertakes that it will not indemnify any such officer or director pursuant to clause (B) or (C) of Paragraph (b) (iii) of
Article XIV of the Registrant's Articles of Organization in the absence of written determination by independent legal counsel that the person being indemnified was not liable to the Registrant or its shareholders by reason of disabling conduct, unless in the opinion of its counsel the matter has been settled by controlling precedent.

         Registrant's Directors and officers are insured under a standard mutual fund errors and omissions insurance policy covering loss incurred by reason of negligent errors and omissions committed in their capacities as such.

Item 28.          Business and Other Connections of Investment Adviser


                  Registrant incorporates herein by reference the information set forth under the caption "Investment Advisory and Other Services" in Item 16 of the Portfolio's registration statement.


Item 29.          Principal Underwriters

                  Not applicable

Item 30.          Location of Accounts and Records


                  All applicable accounts, books, and documents required to be maintained by Registrant by Section 31(a) of the Investment Company Act of 1940 and the Rules promulgated thereunder are in the possession and custody of the Registrant's custodian, Investors Bank & Trust Company, 24 Federal Street, Boston, Massachusetts 02110 and 89 South Street, Boston, MA 02lll, and the Registrant's transfer agent, First Data Investor Services Group, 4400 Computer Drive, Westborough, Massachusetts 01581 with the exception of certain corporate documents and portfolio trading documents as prescribed and listed in Rules 31a-1(b), (4), (5), (6), (7), (9), (10), and (11) which are in the possession and custody of the Registrant's Treasurer at 24 Federal Street, Boston, Massachusetts 02110. Registrant is informed that all applicable accounts, books and documents required to be maintained by registered investment advisers are in the custody and possession of the Portfolio's investment adviser BMR, 24 Federal Street, Boston, Massachusetts 02110.


Item 31.          Management Services

                  Not Applicable

Item 32.          Undertakings

                  Not Applicable

                                    SIGNATURE


         Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Boston and Commonwealth of Massachusetts, on the 28th day of October, 1996.




                                    THE EXCHANGE FUND OF BOSTON, INC.



                                     By/s/ James L. O'Connor
                                     -----------------------------------
                                     James L. O'Connor, Treasurer

                                 EXHIBIT INDEX


The following exhibits are filed as part of this Registration Statement.




Exhibit No.                Description


    1(a) Articles of Organization incorporating all amendments through September 27, 1983.

    1(b)          Articles of Amendment dated June 4, 1996

    2(b)          Amendment to By-Laws dated September 21, 1995.

    2(c)          Amendment to By-Laws dated June 4, 1996

    8(a)          Custodian Agreement dated December 17, 1990

    8(b)          Amendment to Custodian Agreement dated October 23, 1995

    9 Administrative Services Agreement with Eaton Vance Management dated July 1, 1996